UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 12, 2015

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Rosetta Stone Inc. (the "Company") was held on June 12, 2015.  The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1.
Election of Class III Directors: Our stockholders elected the following Class III directors to each serve three-year terms expiring on the date of the 2018 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Patrick W. Gross	13,170,792	2,694,620	4,504,796
Marguerite W. Kondracke	13,920,065	1,945,347	4,504,796
Caroline J. Tsay	14,637,550	1,227,862	4,504,796

2.
Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Against	Abstain

20,329,412	22,589	18,207

3.
Approval of an Amendment to the Rosetta Stone Inc. Amended and Restated 2009 Omnibus Incentive Plan (the “2009 Plan”) to increase the number of shares available for issuance under the 2009 Plan: Our stockholders approved the amendment to the 2009 Plan.

Votes For	Against	Abstain	Broker Non-Votes

13,499,631	2,360,622	5,159	4,504,796

4.	Advisory Vote on Executive Compensation (Say on Pay): Our stockholders approved, on an advisory basis, the compensation paid to our named executive officers.

Votes For	Against	Abstain	Broker Non-Votes

14,445,918	1,222,338	197,156	4,504,796

For more information about the foregoing proposals, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015

ROSETTA STONE INC.
	By:	/s/ Sonia G. Cudd
		Name:	Sonia G. Cudd
		Title:	General Counsel and Secretary